Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Industrial Minerals, Inc. and Subsidiary
One Dundas Street West
Suite 2500
Toronto, Ontario M5G 1Z3

        We consent to the use of our report dated March 28, 2007, in the Registration Statement on Form SB-2, with respect to the consolidated balance sheet of Industrial Minerals, Inc. and Subsidiary as of December 31, 2006 and the related statements of operations, changes in stockholder’s deficit and cash flows for the year then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ROTENBERG & CO., LLP

Rochester, New York
   January 29, 2008